Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer

Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Michael C. Daly

U.S. Bank National Association

200 South Biscayne Blvd., Suite 1870

Miami, FL 33131

(305) 350-1738

(Name, address and telephone number of agent for service)

Marriott Vacations Worldwide Corporation

(Exact name of obligor as specified in its charter)

Delaware	45-2598330
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6649 Westwood Blvd. Orlando, FL	32821
(Address of Principal Executive Offices)	(Zip Code)

Senior Notes

Subordinated Notes

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15.	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.

4.	A copy of the existing bylaws of the Trustee.**

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

7.	Report of Condition of the Trustee as of September 30, 2013 published pursuant to law or the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

*	Incorporated by reference to Exhibit 1 to the Trustee’s Form T-1 filed as Exhibit 25.1 to Amendment No. 2 to Registration Statement on Form S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 4 to the Trustee’s Form T-1 filed as Exhibit 25.1 to Registration Statement on Form S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Miami, and State of Florida, on the 27th of February, 2014.

By:	/s/ Michael C. Daly
Michael C. Daly
Vice President

Exhibit 2

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, February 27, 2013, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, February 27, 2013, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 27th, 2014

By:	/s/ Michael C. Daly
Michael C. Daly
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2013

($000’s)

12/31/2013
Assets
Cash and Balances Due From Depository Institutions	$8,472,724
Securities	79,357,671
Federal Funds	76,693
Loans & Lease Financing Receivables	232,699,923
Fixed Assets	4,466,915
Intangible Assets	13,365,332
Other Assets	22,039,020

Total Assets	$360,478,278

Liabilities
Deposits	$271,150,926
Fed Funds	2,539,914
Treasury Demand Notes	0
Trading Liabilities	432,300
Other Borrowed Money	29,623,570
Acceptances	0
Subordinated Notes and Debentures	5,586,320
Other Liabilities	11,722,618

Total Liabilities	$321,055,648

Equity
Common and Preferred Stock	18,200
Surplus	14,231,212
Undivided Profits	24,312,465
Minority Interest in Subsidiaries	$860,753

Total Equity Capital	$39,422,630

Total Liabilities and Equity Capital	$360,478,278